                                                                    EXHIBIT 99.9

NEWS        [PINNACLE WEST CAPITAL CORPORATION LOGO]

FOR IMMEDIATE RELEASE                                              JULY 27, 2005
Media Contact:          Alan Bunnell, (602) 250-3376                 PAGE 1 OF 2
Analyst Contacts:       Rebecca Hickman, (602) 250-5668
                        Lisa Malagon, (602) 250-5671
Web site:               www.pinnaclewest.com

                PINNACLE WEST REPORTS 2005 SECOND QUARTER RESULTS
                     On-Going Earnings Reflect Strong Growth

PHOENIX - Pinnacle West Capital Corporation (NYSE: PNW) today reported consolidated net income for the quarter ended June 30, 2005, of $27 million, or $0.28 per diluted share of common stock. This result compares with net income of $73 million, or $0.79 per diluted share, for the same quarter a year ago.

On-going consolidated earnings in the second quarter of 2005 were $86 million, or $0.89 per share, compared with $54 million, or $0.59 per share in the comparable 2004 quarter.

On-going earnings for the second quarter of 2005 exclude an after-tax loss of $59 million, or $0.61 per share, related to the pending sale of the Silverhawk Power Station. On-going earnings for the 2004 second quarter exclude income after income taxes of $19 million, or $0.20 per share, related to the sale of the Company's interests in the Phoenix Suns, NAC International and Silverhawk.

"Customer growth continues to be one of the underlying fundamentals of our company's success," said Pinnacle West Chairman Bill Post, citing a service territory that is growing about 4 percent a year and three times the national average. "That growth, however, will require significant planning and investment on our part and continuing cooperation from our regulators." Post added that, looking forward, "the Company's earnings outlook for the year remains unchanged and on target" excluding the effects of the Silverhawk sale.

The quarter-to-quarter results were favorably affected by higher retail electricity revenues resulting from the company's first price increase in 14 years and higher retail sales volumes due to customer growth; lower depreciation expense; the absence of regulatory asset amortization; deferred fuel and purchased power costs; and improved results from the Company's real estate operations. These favorable factors were partially offset by an increase in operating costs primarily related to generation, customer service and benefits costs.

For more information on Pinnacle West's operating statistics and earnings, please visit www.pinnaclewest.com/financials.

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PINNACLE WEST SECOND QUARTER EARNINGS                              JULY 27, 2005
                                                                     PAGE 2 OF 2

CONFERENCE CALL

Pinnacle West invites interested parties to listen to the live webcast of management's conference call to discuss the Company's 2005 second quarter earnings and recent developments at 12 noon (ET) today, July 27, 2005. The webcast can be accessed at www.pinnaclewest.com/presentations and will be available for replay on the web site for 30 days. To access the live conference call by telephone, dial (877) 356-3961 and enter reservation number 7452307. A replay of the call also will be available until 12 midnight (ET), Wednesday, August 3, 2005, by calling (800) 642-1687 in the U.S. and Canada or
(706) 645-9291 internationally and the same reservation number.

Pinnacle West is a Phoenix-based company with consolidated assets of about $10.7 billion. Through its subsidiaries, the Company generates, sells and delivers electricity and sells energy-related products and services to retail and wholesale customers in the western United States. It also develops residential, commercial, and industrial real estate projects.

                                      -30-

This press release contains a forward-looking statement about Pinnacle West's 2005 earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update this statement or to make any further statements on this issue, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on this statement. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. In addition to the "Risk Factors" described in Exhibits
99.1 and 99.2 to Pinnacle West's and APS' Report on Form 10-Q for the fiscal quarter ended March 31, 2005, these factors include, but are not limited to: state and federal regulatory and legislative decisions and actions, including by the Arizona Corporation Commission and the Federal Electric Regulatory Commission; the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory, legislative and judicial proceedings relating to the restructuring; market prices for electricity and natural gas; power plant performance and outages; transmission outages and constraints; weather variations affecting local and regional customer energy usage; customer growth and energy usage; regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; the uncertainty that current credit ratings will remain in effect for any given period of time; our ability to compete successfully outside traditional regulated markets (including the wholesale market); the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; the performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to Pinnacle West's pension plan and APS' nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; technological developments in the electric industry; the strength of the real estate market in SunCor's market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                    THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                         JUNE 30,                     JUNE 30,
                                                                     2005         2004          2005           2004
                                                                  ---------     ---------     ---------      ---------
OPERATING REVENUES
        Regulated electricity segment                             $ 579,652     $ 519,929     $ 995,682      $ 935,393
        Marketing and trading segment                                71,172       110,156       160,429        198,840
        Real estate segment                                          84,753        66,084       156,809        116,547
        Other revenues                                               20,259         9,414        30,394         20,319
                                                                  ---------     ---------     ---------      ---------
           Total                                                    755,836       705,583     1,343,314      1,271,099
                                                                  ---------     ---------     ---------      ---------

OPERATING EXPENSES
        Regulated electricity segment purchased power and fuel      160,590       151,642       239,013        240,253
        Marketing and trading segment purchased power and fuel       57,593        88,067       128,402        155,832
        Operations and maintenance                                  153,097       138,595       308,181        275,981
        Real estate segment operations                               68,593        62,217       125,069        109,510
        Depreciation and amortization                                85,142       102,012       176,535        203,115
        Taxes other than income taxes                                34,638        32,308        69,203         62,638
        Other expenses                                               17,556         7,575        25,930         16,325
                                                                  ---------     ---------     ---------      ---------
            Total                                                   577,209       582,416     1,072,333      1,063,654
                                                                  ---------     ---------     ---------      ---------

OPERATING INCOME                                                    178,627       123,167       270,981        207,445
                                                                  ---------     ---------     ---------      ---------

OTHER
        Allowance for equity funds used during construction           2,952         2,184         5,555          4,186
        Other income                                                  8,684        36,496         9,487         47,330
        Other expense                                                (3,846)       (3,371)       (8,232)        (9,316)
                                                                  ---------     ---------     ---------      ---------
           Total                                                      7,790        35,309         6,810         42,200
                                                                  ---------     ---------     ---------      ---------

INTEREST EXPENSE
        Interest charges                                             49,781        42,061        96,042         88,617
        Capitalized interest                                         (3,544)       (2,681)       (6,833)        (4,180)
                                                                  ---------     ---------     ---------      ---------
           Total                                                     46,237        39,380        89,209         84,437
                                                                  ---------     ---------     ---------      ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               140,180       119,096       188,582        165,208

INCOME TAXES                                                         55,024        45,028        73,685         60,439
                                                                  ---------     ---------     ---------      ---------

INCOME FROM CONTINUING OPERATIONS                                    85,156        74,068       114,897        104,769

LOSS FROM DISCONTINUED OPERATIONS
        NET OF INCOME TAX BENEFIT                                   (58,421)       (1,428)      (63,714)          (703)
                                                                  ---------     ---------     ---------      ---------

NET INCOME                                                        $  26,735     $  72,640     $  51,183      $ 104,066
                                                                  =========     =========     =========      =========

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - BASIC                   96,192        91,315        94,089         91,304

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - DILUTED                 96,299        91,400        94,189         91,391

EARNINGS PER WEIGHTED-AVERAGE COMMON SHARE OUTSTANDING
        Income From Continuing Operations - Basic                 $    0.89     $    0.81     $    1.22      $    1.15
        Net Income - Basic                                        $    0.28     $    0.80     $    0.54      $    1.14
        Income From Continuing Operations - Diluted               $    0.88     $    0.81     $    1.22      $    1.15
        Net Income - Diluted                                      $    0.28     $    0.79     $    0.54      $    1.14

Certain prior-year amounts have been reclassified to conform to the 2005 presentation.

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                       PINNACLE WEST CAPITAL CORPORATION
          NON-GAAP MEASURE RECONCILIATION - NET INCOME (GAAP MEASURE)
                    TO ON-GOING EARNINGS (NON-GAAP MEASURE)

                             THREE MONTHS ENDED           THREE MONTHS ENDED
                                June 30, 2005                June 30, 2004
                          -------------------------    ------------------------
                            Dollars                      Dollars
                          in Millions   Diluted EPS    in Millions  Diluted EPS
                          -----------   -----------    -----------  -----------
Net Income                  $  27         $ 0.28          $  73        $ 0.79
Adjustments:
    Gain on sale of
    limited partnership
    interest in
    Phoenix Suns               --             --            (21)        (0.23)
    Income from
    discontinued
    operations - NAC
    International              --             --             (1)        (0.01)
    Loss from
    discontinued
    operations -
    Silverhawk
    Power Station
    write-down                 55           0.57             --            --
    Loss from
    discontinued
    operations -
    Silverhawk
    Power Station
    operations                  4           0.04              3          0.04
                            -----         ------          -----        ------
On-going Earnings           $  86         $ 0.89          $  54        $ 0.59
                            =====         ======          =====        ======